T. ROWE PRICE INTERNATIONAL FUNDS, INC.
                    INSTITUTIONAL INTERNATIONAL FUNDS, INC.
                    T. ROWE PRICE INTERNATIONAL SERIES, INC.

                               POWER OF ATTORNEY

     RESOLVED, that each of the above listed Corporations (collectively the "Corporations" and individually the "Corporation") and each of its directors do hereby constitute and authorize, M. David Testa, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

     IN WITNESS WHEREOF, the Corporations have caused these presents to be signed and the same attested by their Secretary, each thereunto duly authorized by their Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.


                                       /s/Martin G. Wade
                                    By:____________________________________
                                       Martin G. Wade, Chairman of the Board

April 19, 2000

Attest:

/s/Patricia B. Lippert
______________________________
Patricia B. Lippert, Secretary












                             (Signatures Continued)

/s/Martin G. Wade
____________________________        Chairman of the Board April 19, 2000
Martin G. Wade                      (Principal Executive Officer)

/s/M. David Testa
____________________________        Director and Vice President April 19, 2000
M. David Testa

/s/Joseph A. Carrier
____________________________        Treasurer (Principal Financial Officer)
April 19, 2000
Joseph A. Carrier

/s/Anthony W. Deering
____________________________        Director      April 19, 2000
Anthony W. Deering

/s/Donald W. Dick, Jr.
____________________________        Director      April 19, 2000
Donald W. Dick, Jr.

/s/Paul M. Wythes
____________________________        Director      April 19, 2000
Paul M. Wythes